U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 27, 2006


                               ARADYME CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                        000-50038            33-0619254
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)


            1255 North Research Way, Suite Q3500
                        Orem, Utah                         84097
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         (Address of principal executive offices)        (Zip code)


                                  801-705-5000
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              (Registrant's telephone number, including area code)


                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the xchange Act (17 CFR 240.13e-4(c))

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                             ITEM 8.01--OTHER EVENTS

         On January 27, 2006, Aradyme Corporation ("Aradyme") signed a subcontract agreement with Covansys to provide data migration/conversion services to the State of New Hampshire, following a recent transition in prime contractor roles on the State's current Statewide Voter Registration System Project. In its work with Covansys, Aradyme will provide the data extraction, standardization, transformation, and loading services that Aradyme was initially subcontracted to provide under its agreement with the original prime contractor, PCC Technology Group, LLC, as well as the expanded services needed to facilitate communication and exception handling for over 200 cities and townships using Aradyme's eHarbor(tm) web portal.

         Due to the expanded scope and services provided under the subcontract agreement with Covansys, the total contract value is more than double the size of Aradyme's original subcontract to provide its services to New Hampshire.

         Under the agreement, Aradyme will be responsible for providing services to Covansys, the New Hampshire Department of State, and New Hampshire cities and townships to consolidate all of New Hampshire's disparate voter registration data to comply with the Help America Vote Act (HAVA) of 2002, which requires each U.S. state to create and maintain a statewide registry of voters. Aradyme's work with Covansys on the New Hampshire project is expected to continue into the third quarter of 2006.

         Aradyme expects its original contract with PCC Technology Group on the New Hampshire project to be terminated at a later date, although Aradyme has not yet received any formal notification to that effect.

         In addition to the project for New Hampshire, Aradyme is currently contracted with Covansys for the data migration/conversion work on statewide voter registration projects for the states of New Jersey, Maine, Idaho, and Nevada.

         Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing, and integration services. Covansys was founded in 1985 and has 7,000 consultants and employees worldwide. Two of the company's three wholly-owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. For more information, visit the Covansys web site at www.covansys.com.

         Aradyme is a data management company that provides data migration/conversion, data integration, and application development solutions. These solutions are made possible through a mix of exclusive next-generation database technologies, methodologies, and experience. For more information about Aradyme, call 801-705-5000 or visit Aradyme's web site at www.aradyme.com.

                               -------------------

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Aradyme intends that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that describe Aradyme's future strategic plans, goals, or objectives are also forward-looking statements.

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

         Although Aradyme has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this report. These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. While Aradyme believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. The forward-looking information is based on present circumstances and on Aradyme's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Aradyme's Annual Report on Form 10-KSB for the year ended September 30, 2005, as amended, and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ARADYME CORPORATION
                                                    Registrant


Dated:  February 1, 2006                            By  /s/ James R. Spencer
                                                      -------------------------
                                                      James R. Spencer,
                                                      Chief Executive Officer

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